NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.   THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT  TO  RULE  144  OR  RULE  144A  UNDER  SAID  ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Original Principal Amount: $160,000.00                           Original Issue Date: February 27, 2012

Restated Principal Amount: $60,000.00                            Restated Effective Date:  June 20, 2013

Purchase Price: $60,000.00                                          Assigned & Restated Effective:  July 1, 2013

CONVERTIBLE PROMISSORY NOTE

WHEREAS, SOLAR ENERGY INITIATIVES, INC. desires to amend and restate an existing promissory note originally issued from Miguel Angel Martinez Garcia and George Albert Martinez to Petar Marovic and the Marovic Family Trust on February 27, 2012, which has been assumed and partially restated on June 20, 2013 by Solar Energy Initiatives, Inc. through the acquisition of Martinez and Cayanan, LLC on June 20, 2013   in the amount of

$60,000, and which was subsequently assigned from the Marovic Family Trust to LG CAPITAL FUNDING, LLC in the outstanding principal amount of $60,000.00 and pursuant to the terms of the Assignment Agreement dated July 1, 2013, to read as follows:

FOR VALUE RECEIVED, SOLAR ENERGY INITIATIVES, INC., a Delaware corporation (hereinafter called the “Borrower”), hereby promises to pay to the order of LG CAPITAL FUNDING, LLC., a New York corporation, or registered assigns (the “Holder”) the sum of $60,000 together with any interest as set forth herein, on April 1, 2014 (the “Maturity Date”), and to pay interest on the unpaid principal balance hereof at the rate of eight percent (8%) (the “Interest Rate”) per annum from the date hereof (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise.  This Note may not be prepaid in whole or in part except as otherwise explicitly set forth herein with the prior written consent of the Holder which may be withheld for any reason or no reason. Any amount of principal or interest on this Note which is not paid when due shall bear interest at the rate of twenty two percent (22%) per annum from the due date thereof until the same is paid (“Default Interest”).  Interest shall commence accruing on the Issue Date, shall be computed on the basis of a 365-day year and the actual number of days elapsed.   All payments due hereunder (to the extent not converted into common stock, $0.001 par value per share (the “Common Stock”) in accordance with the terms hereof) shall be made in lawful

money of the United States of America.   All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note.  Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day and, in the case of any interest payment date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date.  As used in this Note, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed.   Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in that certain Assignment Agreement dated the date hereof, pursuant to which this Note was originally issued (the “Assignment Agreement”).

This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Borrower and will not impose personal liability upon the holder thereof.

The following terms shall apply to this Note:

ARTICLE I. CONVERSION RIGHTS

1.1       Conversion Right.  The Holder shall have the right from time to time, and at any time during the period beginning on the date hereof and ending on the later of: (i) the Maturity Date and (ii) the date of payment of the Default Amount (as defined in Article II) pursuant to Section 1.6(a) or Article II, each in respect of the remaining outstanding principal amount of this Note to convert all or any part of the outstanding and unpaid principal amount of this Note into fully paid and non- assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Borrower into which such Common Stock shall hereafter be changed or reclassified at the conversion price (the “Conversion Price”) determined as provided herein (a “Conversion”);  provided, however, that in no event shall the Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Notes or the unexercised or unconverted portion of any other security of the Borrower subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock.  For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso, provided, further, however, that the limitations on conversion may be waived by the Holder upon, at the election of the Holder, not less than 61 days’ prior notice to the Borrower, and the provisions of the conversion limitation shall continue to apply until such 61st day (or such later date, as determined by the Holder, as issued  upon  each  conversion  of this  Note shall  be determined  by dividing  the Conversion Amount  (as  defined  below)  by the  applicable  Conversion  Price  then  in  effect  on  the  date specified in the notice of conversion, in the form attached hereto as Exhibit A (the “Notice of Conversion”), delivered to the Borrower by the Holder in accordance with Section 1.4 below; provided that the Notice of Conversion is submitted by facsimile (or by other means resulting in, or reasonably expected to result in, notice) to the Borrower before 6:00 p.m., New York, New York time on such conversion date (the “Conversion Date”).  The term “Conversion Amount” means, with respect to any conversion of this Note, the sum of (1) the principal amount of this Note to be converted in such conversion plus (2) at the Borrower’s option, accrued and unpaid interest, if any, on such principal amount at the interest rates provided in this Note to the Conversion Date, provided, however, that the Company shall have the right to pay any or all interest in cash plus (3) at the Borrower’s option, Default Interest, if any, on the amounts referred to in the immediately preceding clauses (1) and/or (2) plus (4) at the Holder’s option, any other amounts owed to the Holder pursuant to this Note.

1.2

Conversion Price.

(a)      Calculation of Conversion Price.   The conversion price (the “Conversion Price”) shall equal the Variable Conversion Price (as defined herein)(subject to equitable  adjustments  for  stock  splits,  stock  dividends  or  rights  offerings  by the  Borrower relating to the Borrower’s securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The “Variable Conversion Price” shall mean the Applicable Percentage (as defined herein) multiplied by the Market Price (as defined herein).   “Market Price” means the average of the three (3) lowest Trading Prices (as defined below) for the Common Stock during the ten (10) Trading Day period ending one Trading Day prior to the date the Conversion Notice is sent by the Holder to the Borrower via facsimile (the “Conversion Date”).  “Trading Price” means, for any security as of any date, the closing bid price on the Over-the-Counter Bulletin Board, or applicable trading market (the “OTCBB”) as reported by a reliable reporting service (“Reporting Service”) mutually acceptable to Borrower and Holder and hereafter designated by Holders of a majority in interest of the Notes and the Borrower or, if the OTCBB is not the principal trading market for such security, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no closing bid price of such security is available in any of the foregoing manners, the average of the closing bid prices of any market makers for such security that are listed in the “pink sheets” by the National Quotation Bureau, Inc.  If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined  by  the  Borrower  and  the  holders  of  a  majority  in  interest  of  the  Notes  being converted for which the calculation of the Trading Price is required in order to determine the Conversion Price of such Notes.   “Trading Day” shall mean any day on which the Common Stock is traded for any period on the OTCBB, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.  “Applicable Percentage” shall mean Fifty Percent (50%).

conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of this Note issued.

1.4

Method of Conversion.

(a)       Mechanics of Conversion.  Subject to Section 1.1, this Note may be converted by the Holder in whole or in part at any time from time to time after the Issue Date, by (A) submitting to the Borrower a Notice of Conversion (by facsimile or other reasonable means of communication dispatched on the Conversion Date prior to 6:00 p.m., New York, New York time) and (B) subject to Section 1.4(b), surrendering this Note at the principal office of the Borrower.

(b)       Surrender of Note Upon Conversion.  Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Borrower unless the entire unpaid principal amount of this Note is so converted.

(c)       Delivery of Common Stock Upon Conversion.   Upon receipt by the Borrower from the Holder of a facsimile transmission (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section 1.4, the Borrower shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates for the Common Stock issuable upon such conversion within three (3) business days after such receipt (and, solely in the case of conversion of the entire unpaid principal amount hereof, surrender of this Note) (such second business day being hereinafter referred to as the “Deadline”) in accordance with the terms hereof.

(d)       Obligation of Borrower to Deliver Common Stock.  Upon receipt by the Borrower of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Note shall be reduced to reflect such conversion, and, unless the Borrower defaults on its obligations under this Article I, all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion.  If the Holder shall have given a Notice of Conversion as provided herein, the  Borrower’s  obligation  to  issue  and  deliver  the  certificates  for Common  Stock shall  be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Borrower to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Borrower, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrower to the Holder in connection with such conversion.  The Conversion Date specified in the Notice of Conversion shall be the Conversion Date so long as the Notice of Conversion is received by the Borrower before 6:00 p.m., New York, New York time, on such date.

(e)      Delivery of Common Stock by Electronic Transfer.   In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided  the  Borrower’s  transfer  agent  is  participating  in  the  Depository  Trust  Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder and its compliance with the provisions contained in Section 1.1 and in this Section 1.4, the Borrower shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system.

(f)        Failure to Deliver Common Stock Prior to Deadline.  Without in any way limiting the Holder’s right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the Common Stock issuable upon conversion of this Note is more than three (3) business days after the Deadline (other than a failure due to the circumstances described in Section 1.3 above, which failure shall be governed by such Section) the Borrower shall pay to the Holder $2,000 per day in cash, for each day beyond the Deadline that the Borrower fails to deliver such Common Stock.

1.5     Concerning the Shares.   The shares of Common Stock issuable upon conversion of this Note may not be sold or transferred unless  (i) such shares are sold pursuant to an effective registration statement under the Act or (ii) the Borrower or its transfer agent shall have been furnished with an opinion of  counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144 under the Act (or a successor rule) (“Rule 144”) or (iv) such shares are transferred to an “affiliate” (as defined in Rule 144) of the Borrower who agrees to sell or otherwise transfer the shares only in accordance with this Section 1.5 and who is an accredited investor (as defined in Rule 144). Upon any conversion of this Note by the Holder, the Holder shall have delivered to the Borrower, at the cost of the Borrower, an opinion of counsel (the “Opinion”) that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, to the effect that the securities to be sold or transferred (the Conversion Shares) may be sold or transferred pursuant to an exemption from such registration, such as Rule 144 or Regulation S of the Securities Act  and thus issued by the Borrower’s transfer agent without restrictive legend.   The Opinion shall be accepted by the Borrower.  In the event that the Borrower does not accept the Opinion provided by the Holder with respect to the transfer of the Conversion Shares pursuant to an exemption from registration within three (3) business days of delivery of the Opinion to the Borrower, in addition to such failure to be an Event of Default, the Borrower shall pay to the Holder liquidated damages of five percent (5%) of the outstanding amount of this Note per day plus accrued and unpaid interest on this Note, prorated for partial months, in cash or shares at the option of the Holder.

1.6

Effect of Certain Events.

(a)       Adjustment Due to Distribution.  If the Borrower shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Borrower’s shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a “Distribution”), then the Holder of this Note shall be entitled, upon any conversion of this Note after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the Holder with respect to the shares of Common Stock issuable upon such conversion had such Holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

(b)

Adjustment Due to Dilutive Issuance.   If, at any time when any

Notes are issued and outstanding, the Borrower issues or sells, or in accordance with this Section

1.6(b) hereof is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share (before deduction of reasonable expenses or commissions or underwriting discounts or allowances in connection therewith) less than the Conversion Price in effect on the date of such issuance (or deemed issuance) of such shares of Common Stock (a “Dilutive Issuance”), then immediately upon the Dilutive Issuance, the Conversion Price will be reduced to the amount of the consideration per share received by the Borrower in such Dilutive Issuance.

ARTICLE II. EVENTS OF DEFAULT

If any of the following events of default (each, an “Event of Default”) shall occur:

2.1       Failure  to  Pay  Principal  or  Interest.    The  Borrower  fails  to  pay  the principal  hereof  or  interest  thereon  when  due  on  this  Note,  whether  at  maturity,  upon acceleration or otherwise;

2.2       Conversion  and  the  Shares.    The  Borrower  fails  to  issue  shares  of Common Stock to the Holder (or announces or threatens that it will not honor its obligation to do so) upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note, fails to transfer or cause its transfer agent to transfer (electronically or in certificated form) any certificate for shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, or fails to remove any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note (or makes any announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for three (3) days after the Borrower shall have been notified thereof in writing by the Holder;

2.3       Breach of Covenants.   The Borrower breaches any material covenant or other material term or condition contained in this Note and any collateral documents including but not limited to the Assignment Agreement and such breach continues for a period of ten (10)

days after written notice thereof to the Borrower from the Holder;

2.4       Breach  of  Representations  and  Warranties.     Any  representation  or warranty of the Borrower made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Assignment Agreement), shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Note or the Assignment Agreement;

2.5       Receiver or Trustee.   The Borrower or any subsidiary of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed;

2.6       Judgments.  Any money judgment, writ or similar process shall be entered or filed against the Borrower or any subsidiary of the Borrower or any of its property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the Holder, which consent will not be unreasonably withheld;

2.7    Bankruptcy.    Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors  shall  be instituted by or against  the Borrower or any subsidiary of the Borrower;

2.8       Delisting of Common Stock.   The Borrower shall fail to maintain the listing of the Common Stock on at least one of the OTCBB or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange;

2.9       Failure to Comply with the Exchange Act.   The Borrower shall fail to comply with the reporting requirements of the Exchange Act; and/or the Borrower shall cease to be subject to the reporting requirements of the Exchange Act; or

2.10     Liquidation.    Any dissolution, liquidation, or winding up of Borrower or any substantial portion of its business.

2.11     Cessation of Operations.        Any cessation of operations by Borrower or Borrower admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Borrower’s ability to continue as a “going concern” shall not be an admission that the Borrower cannot pay its debts as they become due.

2.12     Maintenance of Assets.          The  failure  by  Borrower  to  maintain  any material intellectual property rights, personal, real property or other assets which are necessary to conduct its business (whether now or in the future).

Upon the occurrence and during the continuation of any Event of Default specified in Section 2.1 (solely with respect to failure to pay the principal hereof or interest thereon when due at the Maturity Date), the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the Default Sum (as defined herein).  Upon the occurrence and during the continuation of any Event of Default specified in Article II exercisable through the delivery of written notice to the Borrower by such Holders (the “Default Notice”), and upon the occurrence of any other Event of Default specified the remaining sections of Article II (other than failure to pay the principal hereof or interest thereon at the Maturity Date specified in Section 2.1 hereof), the Note shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to 150% times the sum of (w) the then outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note to the date of payment (the “Mandatory Prepayment Date”)  plus (y) Default Interest, if any, on the amounts referred to in clauses (w) and/or (x) plus (z) any amounts owed to the Holder pursuant to Sections 1.3 and 1.4 hereof (the then outstanding principal amount of this Note to the date of payment plus the amounts referred to in clauses (x), (y) and (z) shall collectively be known as the “Default Amount”) and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, reasonable legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

If the Borrower fails to pay the Default Amount within five (5) business days of written notice that such amount is due and payable, then the Holder shall have the right at any time, so long as the Borrower remains in default (and so long and to the extent that there are sufficient authorized shares), to require the Borrower, upon written notice, to immediately issue, in lieu of the Default Amount, the number of shares of Common Stock of the Borrower equal to the Default Amount divided by the Conversion Price then in effect.

ARTICLE III. MISCELLANEOUS

3.1       Failure or Indulgence Not Waiver.  No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges.   All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

3.2      Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following  the  date  of  mailing  by  express  courier  service,  fully  prepaid,  addressed  to  such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:

If to the Borrower, to:

SOLAR ENERGY INITIATIVES, INC. Attn: Chief Executive Officer

1800 NW Corporate Blvd., Suite 201

Boca Raton, FL 33431

Facsimile:

With a copy by fax only to (which copy shall not constitute notice):

If to the Holder:

LG Capital Funding LLC

Attn: Joseph Lerman - Managing member

1218 Union St. Suite #2

Brooklyn NY 11225

Office 718-506-9240

Fax 718-732-4512

3.3       Amendments.  This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder.  The term “Note” and all reference thereto, as used throughout this instrument, shall mean this as originally executed, or if later amended or supplemented, then as so amended or supplemented.

3.4      Assignability.  This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns.  Each transferee of this Note must be an “accredited investor” (as defined in Rule 501(a) of the 1933 Act).   Notwithstanding anything in this Note to the contrary, this Note may be pledged  as  collateral  in  connection  with  a  bona  fide  margin  account  or  other  lending arrangement.

3.5

Cost of Collection.   If default is made in the payment of this Note, the

Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys’ fees.

3.6       Governing  Law.    This  Note  shall  be  governed  by  and  construed  in accordance with the laws of the State of New York without regard to principles of conflicts of contemplated by this Note shall be brought only in the state courts of New York or in the federal courts located in the state and county of New York, Kings County.   The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  The Borrower and Holder waive trial by jury.  The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.  In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.    Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

3.7       Certain  Amounts.    Whenever  pursuant  to  this  Note  the  Borrower  is required to pay an amount in excess of the outstanding principal amount (or the portion thereof required to be paid at that time) plus accrued and unpaid interest plus Default Interest on such interest, the Borrower and the Holder agree that the actual damages to the Holder from the receipt of cash payment on this Note may be difficult to determine and the amount to be so paid by the Borrower represents stipulated damages and not a penalty and is intended to compensate the Holder in part for loss of the opportunity to convert this Note and to earn a return from the sale of shares of Common Stock acquired upon conversion of this Note at a price in excess of the price paid for such shares pursuant to this Note.  The Borrower and the Holder hereby agree that such amount of stipulated damages is not plainly disproportionate to the possible loss to the Holder from the receipt of a cash payment without the opportunity to convert this Note into shares of Common Stock.

3.8       Remedies.    The  Borrower  acknowledges  that  a  breach  by  it  of  its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby.  Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

duly authorized officer this July 1, 2013.

SOLAR ENERGY INITIATIVES, INC.

By:

Name: Michael Gelmon

Title:  Chief Executive Officer

EXHIBIT A

NOTICE OF CONVERSION

The undersigned hereby elects to convert  principal amount of the Note (defined below) into that number of shares of Common Stock to be issued pursuant to the conversion of the Note (“Common Stock”) as set forth below, of SOLAR ENERGY INITIATIVES, INC., a Nevada corporation (the “Borrower”) according to the conditions of the convertible note of the Borrower originally dated February 27, 2012, restated as of June 20, 2013 and assigned and restated on July 1, 2013 (the “Note”), as of the date written below.  No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

Box Checked as to applicable instructions:

[ ]        The Borrower shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system (“DWAC Transfer”).

Name of DTC Prime Broker: Account Number:

[  ]       The  undersigned  hereby  requests  that  the  Borrower  issue  a  certificate  or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder’s calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

LG Capital Funding LLC

Attn: Joseph Lerman - Managing member

1218 Union St. Suite #2

Brooklyn NY 11225

Office 718-506-9240

Fax 718-732-4512

Date of Conversion: Applicable Conversion Price:

Number of Shares of Common Stock to be Issued Pursuant to Conversion of the

Notes:

Amount of Principal Balance Due on Note being Converted: LG CAPITAL FUNDING, LLC.

By:_

Name: Joseph Lerman

Title:   Managing Member

Date:

Endnotes

0

1

may be specified in such notice of waiver)..   The number of shares of Common Stock to be

2

1.3

Authorized Shares.   The Borrower covenants that during the period the

3

5

7

8

9

laws.

Any  action  brought  by  either  party  against  the  other  concerning  the  transactions

10

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its

11